Exhibit 10.2

Kelvin B. Campbell

4A Rowley Ave., Apt. #3

Toronto, Ontario, Canada M4P 2S8

(416) 617-6444

September 4, 2008

York Resources, Inc.

4A Rowley Ave., Apt. #3

Toronto, Ont., Canada M4P 2S8

To Whom It May Concern:

I hereby agree to advance and loan up to $70,000 USD to York Resources, Inc., a Nevada corporation (the "Company"), on an as needed and as requested basis, to finance the business operations and expenses of the Company during the period ending December 31, 2009.

/s/ Kelvin B. Campbell

KELVIN B. CAMPBELL